Exhibit 10.72

METROPOLITAN LIFE AUXILIARY SAVINGS AND INVESTMENT PLAN

(Amended and Restated, Effective January 1, 2008)

METROPOLITAN LIFE AUXILIARY SAVINGS AND INVESTMENT PLAN

Metropolitan Life Insurance Company hereby amend and restate the Metropolitan Life Auxiliary Savings and Investment Plan (“Plan”) effective January 1, 2008.

Article 1 — Purpose of Plan and Construction

The purpose of this Plan is to provide Company Contributions on behalf of employees and their Beneficiaries whose Company matching contributions under the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates (“Savings and Investment Plan”) are reduced or eliminated solely because of the application of the limitations of sections 415(c) and/or 401(a)(17) of the Internal Revenue Code of 1986, as amended (“Code”). This Plan shall be construed and administered as a nonqualified deferred compensation plan as defined in section 409A(d)(1) of the Code that is intended to satisfy the requirements of Code section 409A(a)(2), (3) and (4) and the Treasury Regulations thereunder.

Article 2 — Definitions

2.1 “Administrative Participant” means any Participant in this Plan who is not classified by the Company as a commissioned employee.

2.2. “Affiliate” means, except as otherwise provided in this Plan document, any corporation, partnership, joint venture or other business entity which is considered to be a single employer with the Company under Code § 414(b) or (c).

2.3. “Beneficiary” means one or more persons designated by a Participant or otherwise determined under Section 4.10 to receive that portion of the Participant’s vested account balance which has not been distributed as a result of his or her death.

2.4. “Commissioned Participant” means any Participant in this Plan who is compensated primarily by commissions.

2.5. “Company” means any Participating Company, as defined under the Savings and Investment Plan.

2.6. “Default Commencement Date” means the date as of which the Participant’s vested account balance shall commence to be distributed in the absence of an election designating an alternative commencement date. The Default Commencement Date shall be as follows:

(a) For purposes of Section 4.6, the Default Commencement Date shall be as soon as administratively practicable following the date that the Participant has a Termination of Employment (except that with respect to a Participant who is a Specified Employee, as soon as administratively practicable following the date that is six months after the date that such Participant has a Termination of Employment);

(b) For purposes of Sections 4.7 and 4.9, the Default Commencement Date shall be as soon as administratively practicable following the date that constitutes the first anniversary of the date on which an Administrative Participant has a Termination of Employment; and

(c) For purposes of Sections 4.8 and 4.10, the Default Commencement Date shall be the October 1st following the date of the Commissioned Participant’s attainment of his or her sixtieth (60th) birthday.

2.7. “Default Mode of Payment” means the Mode of Payment in which a Participant’s vested account balance is required to be distributed in the absence of a Mode of Payment Election. The Default Mode of Payment shall be a single sum.

2.8 “Deferral Period” means the period of years following a Participant’s Termination of Employment or other payment triggering event over which commencement of his or her vested account balance is deferred prior to commencing distribution.

2.9. “Deferral Period Election” means a Participant’s election to specify a Deferral Period for his or her vested account balance under this Plan.

2.10. “Minimum Deferral Period” means the minimum period of time that a Participant may elect following the later of (a) the Participant’s Termination of Employment or other payment triggering event (after taking into account the Default Commencement Date) or (b) the date that payment was scheduled to commence under a valid election that had been made by the Participant, prior to the commencement of distribution of his or her vested account balance. The Minimum Deferral Period shall be as follows:

(a) For purposes of Sections 4.6 and 4.7, zero years; and

(b) For purposes of Sections 4.8, 4.9 and 4.10, five years.

2.11. “Mode of Payment” means the optional form of distribution under which a Participant’s vested account balance becomes payable.

2.12. “Mode of Payment Election” means a Participant’s election to designate a Mode of Payment for his or her vested account balance under this Plan.

2.13. “Participant” means any employee of the Company eligible to participate in the Savings and Investment Plan who is enrolled to contribute before-tax 401(k) contributions, Roth 401(k) contributions and/or after-tax contributions to the Savings and Investment Plan equal to at least 3% of his or her compensation (as defined in the Savings and Investment Plan) and who either satisfies the requirements of Article 3 or any former employee of the Company who continues to maintain an account balance under this Plan.

2.14. “Plan” means the Metropolitan Life Auxiliary Savings and Investment Plan.

2.15. “Plan Administrator” means Metropolitan Life Insurance Company.

2.16. “Plan Year” means the calendar year.

2.17. “Savings and Investment Plan” means the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates, a plan that is intended to satisfy the requirements of sections 401(a) and (k) of the Code.

2.18. “Specified Employee” shall have the meaning set forth in Section 4.4(b) of the MetLife Auxiliary Pension Plan. The procedure for identifying a Specified Employee contained in Section 4.4(b) of the MetLife Auxiliary Pension Plan is incorporated by reference as if the same were fully set forth herein.

2.19 “Termination of Employment” means the Participant’s death, retirement or other termination of employment sufficient to constitute a “separation from service” within the meaning of Code § 409A(a)(2)(A)(i) and Treasury Regulation § 1.409A-1(h)(1). In addition, a Participant shall be treated as having experienced a Termination of Employment as of the twenty-four-month anniversary in which she or he commenced receiving disability benefits (both long-term and short-term) under the Company’s disability plans.

Article 3 — Participation

Each participant in the Savings and Investment Plan whose compensation exceeds the limitation of Section 401(a)(17) of the Code and whose Company matching contributions under the Savings and Investment Plan are reduced or eliminated because of the application of the limitations of (i) section 415(c) of the Code; and/or (ii) section 401(a)(17) of the Code, shall be a Participant under this Plan.

Article 4 — Vesting and Payment of Benefits

4.1 Company Contributions.

(a) In General. Except as provided in subsection (b), for each Plan Year, the Company shall contribute to this Plan, on behalf of each Participant, the amount of Company contributions equal to the amount of Company matching contributions that would have been made to the Savings and Investment Plan had the limitations of Sections 401(a)(17) and/or 415(c) of the Code not applied to the Participant’s account under the Savings and Investment Plan.

(b) Suspension for Savings and Investment Plan Withdrawals. Notwithstanding subsection (a), no Company Contributions shall be made for the six-month period beginning on the first day of the second month following the date that the Participant receives (1) a hardship withdrawal of his or her 401(k) contributions under the provisions of the Savings and Investment Plan or (2) a withdrawal of Company matching contributions under the provisions of the Savings and Investment Plan.

4.2. Vesting of Company Contributions. Company Contributions under this Plan shall vest in accordance with the vesting schedule applicable to Company matching contributions under the Savings and Investment Plan.

4.3 Elections and Tracking of Investment Performance. Subject to the Company’s consent, a Participant may make an election with respect to the investment allocation of future Company contributions as well as existing balances. Such allocation shall be pegged to the performance of one or more of the Core Funds under the Savings and Investment Plan (other than the NEF Frozen Accumulation Account). No investment allocation election shall represent an actual investment in any such fund, but shall merely reflect the performance of such fund. Thus, the Participant’s account balance under this Plan shall be adjusted for income, gains and losses in the same manner as if such Participant had directed the investment of his or her account balance among one or more of the aforementioned funds under the Savings and Investment Plan. The Participant’s ability to change the investment allocation of future contributions and existing balances shall be subject to the same rules and restrictions as apply under the Savings and Investment Plan; however, no Participant shall have the right to: (i) exercise voting, tender or exchange rights with respect to amounts treated as if they were invested in the MetLife Company Stock Fund or (ii) receive any distribution from the Plan in a form other than cash. If a Participant fails to specify the investment allocation of contributions to this Plan, then earnings, gains and/or losses on such contributions shall be determined using the returns from the Fixed Income Fund until changed by the Participant, Beneficiary or alternate payee. Notwithstanding the foregoing, it will be within the discretion of the Company whether contributions are actually invested according to each Participant’s stated preferences.

4.4 Optional Modes of Payment Available.

(a) Modes of Payment Generally Available. The Participant may elect to receive a distribution of his or her vested account balance under this Plan in the following Modes of Payment:

(1) A single sum; or

(2) A specified number of annual installments (but not less than two nor more than fifteen).

The Participant’s Mode of Payment Election shall specify the number of full years over which his or her vested account balance shall be distributed to him or her. If the Participant inserts one, she or he will be deemed to have elected to receive a distribution of his or her vested account balance in the form of a single sum. If a Participant has failed to make a Mode of Payment Election, she or he will be deemed to have elected to receive a distribution of his or her vested account balance in the Default Mode of Payment. If the Participant has elected to receive his or her vested account balance in the form of annual installments, the first such installment shall be calculated by dividing his or her vested account balance by the number of installments elected. Each subsequent year’s installment shall be calculated by dividing the Participant’s vested account balance by the number of remaining installments (i.e., the number of installments contained in the Participant’s Mode of Payment Election, reduced by one for each year that has elapsed since the first year).

(b) Cash-out of a Participant’s Vested Account Balance. Notwithstanding any election that a Participant has made under Sections 4.6(b), 4.7(b) or 4.9(b) or was deemed to have made under Sections 4.6(a), 4.7(a) or 4.9(a), if such Participant’s vested account balance under this Plan does not exceed $20,000 as of the date of such Participant’s Termination of Employment, such Participant’s vested account balance will be distributed in a single sum as soon as administratively practicable following his or her Termination of Employment (six months after the date of his or her Termination of Employment, with respect to a Participant who is a Specified Employee as of the date of his or her Termination of Employment).

(c) Minimum Distribution. Notwithstanding any provision of this Plan to the contrary, a Participant who commenced minimum distributions of his or her vested account balance on or before December 31, 2007, will continue to have such distributions calculated as provided under the Savings and Investment Plan and paid to them in accordance with the existing schedule. For all other Participants, payment of the vested account balance under this Plan will not be affected by, or subject to, minimum distributions as described under section 401(a)(9) of the Code and the treasury regulations thereunder.

4.5. Deferral Periods Available under the Plan. The Participant may elect a Deferral Period equal to a specified number of years, in full one-year increments with the minimum equal to the Minimum Deferral Period and a maximum of ten years, except as otherwise provided in Sections 4.8(b) and 4.10(b). If a Participant has made one or more prior elections, whether under the provisions of the Plan as in effect prior to 2007, or in accordance with Section 4.6(b), 4.7(b), 4.8(b), 4.9(b) or 4.10(b), and the sum of the Deferral Period Elections under all of such prior elections, applied in the aggregate and the Minimum Deferral Period (that would apply if such Participant were able to make a new election) would exceed ten years from the Default Commencement Date, such Participant shall not be permitted to make any further elections under this Plan.

4.6. Participant’s Election of Time and Form of Benefit Distribution Prior to 2008.

(a) Distribution of Vested Account Balance if No Election in Force. Unless a Participant made an election under the provisions of this Plan as in effect prior to 2007, or makes an election in accordance with subsection (b) on or after January 1, 2007 and prior to January 1, 2008, a Participant will be deemed to have elected to receive his or her vested account balance in the Default Mode of Payment, payable as of the Default Commencement Date following the expiration of the Minimum Deferral Period.

(b) Rules Governing Election of the Time and Form of Benefit Distribution.

(1) Limitations on Timing of Elections. Notwithstanding any provision of this Plan to the contrary, all elections under this subsection (b) shall be made in accordance with the following timing requirements:

(A) If the Participant has not made a prior election under the terms of this Plan as in effect prior to 2007 and such Participant makes an election in accordance with this subsection (b) on or after January 1, 2007 but prior to January 1, 2008, such election shall become effective immediately, unless such Participant has a Termination of Employment during the same Plan Year in which such election was made, in which case, such election shall become invalid. As a result, the Participant will be eligible to receive a distribution of his or her vested account balance in accordance with subsection (a);

(B) If the Participant has made a prior election under the terms of this Plan as in effect prior to 2007, and the Participant makes a new election on or after January 1, 2007 and prior to January 1, 2008, such election shall become effective immediately, unless

(I)	such Participant has a Termination of Employment and such election provides for distribution during the same Plan Year in which such Participant has the Termination of Employment, in which case, such election shall become invalid. As a result, such Participant will be eligible to receive a distribution of his or her vested account balance in accordance with the prior election; or

(II)	such election provides for commencement of the time and mode of payment of such Participant’s vested account balance to be accelerated into the same Plan Year in which such Participant has a Termination of Employment, in which case, such election shall become invalid. As a result, such Participant will be eligible to receive a distribution of his or her vested account balance in accordance with the prior election.

(C) Notwithstanding any provision in this Section 4.6 to the contrary, in no event may a Participant make an election under this subsection (b) following the date on which she or he has a Termination of Employment.

(2) Commencement of Distribution in Accordance with Participant Election. If a Participant has made a valid election in accordance with this subsection (b) or has made a prior valid election prior to January 1, 2007, in accordance with the terms of the Plan which were then in effect, except as otherwise provided in Section 4.4(b), distribution of such Participant’s vested account balance shall be made following the expiration of the Deferral Period specified in the Deferral Period Election, payable in the Mode of Payment specified in the Mode of Payment Election.

4.7. Administrative Participant’s Election of Time and Form of Benefit Distribution after 2007 but Prior to 2009.

(a) Distribution of Vested Account Balance if No Election in Force. Unless an Administrative Participant made an election under the provisions of this Plan as in effect prior to 2007 or in accordance with Section 4.6, or makes an election in accordance with subsection (b) on or after January 1, 2008 and prior to January 1, 2009, an Administrative Participant will be deemed to have elected to receive his or her vested account balance in the Default Mode of Payment, payable as of the Default Commencement Date following the expiration of the Minimum Deferral Period.

(b) Rules Governing Election of the Time and Form of Benefit Distribution.

(1) Limitations on Timing of Elections. Notwithstanding any provision in this Plan to the contrary, all elections under this subsection (b) shall be made in accordance with the following timing requirements;

(A) If the Administrative Participant has not made a valid election under the terms of this Plan as in effect prior to 2007 or in accordance with Section 4.6, and such Participant makes an election in accordance with this subsection (b) on or after January 1, 2008 but prior to January 1, 2009, such election shall become effective immediately, unless such Participant has a Termination of Employment during the same Plan Year in which such election was made, in which case, such election shall become invalid. As a result, such Participant will be eligible to receive a distribution of his or her vested account balance in accordance with subsection (a);

(B) If the Administrative Participant has made a valid election under the provisions of this Plan as in effect prior to 2007 or in accordance with Section 4.6 and such Participant makes an election in accordance with this subsection (b) on or after January 1, 2008 but prior to January 1, 2009, such election will become effective immediately, unless:

(I)	Such Participant has a Termination of Employment and such election provides for distribution during the same Plan Year in which such Participant has a Termination of Employment, in which case, such election shall become invalid. As a result, such Participant will be eligible to receive a distribution of his or her vested account balance in accordance with the prior election; or

(II)	Such election provides for commencement of the time and mode of payment of such Participant’s vested account balance to be accelerated into the same Plan Year in which such Participant has a Termination of Employment, in which case, such election shall become invalid. As a result, such Participant will be eligible to receive a distribution of his or her vested account balance in accordance with the prior election.

(C) Notwithstanding any provision in this Section 4.7 to the contrary, in no event may a Participant make an election under this subsection (b) following the date on which she or he has a Termination of Employment.

(2) Commencement of Distribution in Accordance with Participant Election. If an Administrative Participant has made a valid election in accordance with this subsection (b) or has made a valid election under the terms of this Plan as in effect prior to 2007 or in accordance with Section 4.6, except as otherwise provided in Section 4.4(b), distribution of such Participant’s account balance shall be made following the expiration of the Deferral Period specified in the Deferral Period Election, payable in the Mode of Payment specified in the Mode of Payment Election.

4.8. Commissioned Participant’s Election of Time and Form of Benefit Distribution after 2007 but Prior to 2009.

(a) Distribution of Vested Account Balance in Absence of Election. Unless a Commissioned Participant makes an election prior to January 1, 2009 in accordance with subsection (b), a Commissioned Participant will be deemed to have elected to receive his or her vested account balance in the Default Mode of Payment, payable as of the Default Commencement Date, regardless of whether or not she or he had previously experienced a Termination of Employment. Notwithstanding the foregoing, with respect to a Commissioned Participant who has attained the age of sixty (60) or older as of October 1, 2008, such Participant’s vested account balance under this Plan will be distributed in the Default Mode of Payment as of October 1, 2009. If a Commissioned Participant commences distribution of his or her vested account balance while she or he remains actively employed and Company contributions continue to be made to his or her account under this Plan in accordance with Section 4.1, then every five years after such Participant’s initial distribution, such additional contributions which are made during the Plan Year in which distributions commence and which are thereafter credited to the Participant’s account prior to his or her Termination of Employment shall be distributed in a single sum.

(b) Rules Governing Election of the Time and Form of Benefit Distribution.

(1) Limitations on Timing of Elections. Notwithstanding any provision of this Plan to the contrary, all elections under this subsection (b) shall be made in accordance with the following timing requirements:

(A) Except with respect to a Commissioned Participant who had a Termination of Employment prior to January 1, 2008, no prior election made by any Commissioned Participant under the provisions of this Plan in effect prior to January 1, 2008 will be given effect on or after January 1, 2008. If a Commissioned Participant makes an election in accordance with this subsection (b) on or after January 1, 2008 and prior to January 1, 2009, such election, if made no later than the September 30 of the Plan Year immediately preceding the Plan Year in which occurs the Default Commencement Date, shall become effective as of the date it is made.

(B) Commencement Date Election Requirements. If a Commissioned Participant makes an election in accordance with this subsection (b), such election can provide for a commencement date as of the October 1st following such Participant’s attainment of a specified age, which shall in no event be earlier than such Participant’s attainment of age 55 or in no event later than such Participant’s attainment of age 70, provided that such Participant makes such election no later than the September 30th of the Plan Year immediately preceding the Plan Year in which she or he will attain the stated age.

(2) Commencement of Distribution in Accordance with Participant Election. If a Commissioned Participant has made a valid election in accordance with this subsection (b), distribution of such Participant’s vested account balance shall be made as soon as administratively practicable following the expiration of the Deferral Period specified in the Deferral Period Election, payable in the Mode of Payment specified in the Mode of Payment Election. If a Commissioned Participant commences distribution of his or her vested account balance while she or he remains actively employed and Company contributions continue to be made to his or her account under this Plan in accordance with Section 4.1, then every five years after such Participant’s initial distribution, such additional contributions which are made during the Plan Year in which distributions commence and which are thereafter credited to the Participant’s account prior to his or her Termination of Employment shall be distributed as follows:

(A) to the extent that such Participant is receiving a single sum, such additional amounts will be paid in a single sum; and

(B) to the extent that such Participant is receiving installment payments, such additional amounts will be equally divided among and added to the number of remaining unpaid installments as of such date. If all installments have been paid, such additional amounts will be distributed to the Participant in a single sum.

4.9. Administrative Participant’s Election of Time and Form of Benefit Distribution after 2008.

(a) Distribution of Vested Account Balance if No Election in Force. Unless an Administrative Participant made an election under the provisions of this Plan as in effect prior to January 1, 2007 or in accordance with Sections 4.6 or 4.7, such Participant will be deemed to have elected to receive his or her vested account balance in the Default Mode of Payment, payable as of the Default Commencement Date.

(b) Rules Governing Election of the Time and Form of Benefit Distribution.

(1) Limitations on Timing of Elections. Notwithstanding any provision of this Plan to the contrary, all elections under this subsection (b) shall be made in accordance with the following timing requirements:

(A) If the Administrative Participant has not made a valid election under the provisions of this Plan as in effect prior to 2007 or in accordance with Section 4.6 or 4.7, and such Participant makes an election in accordance with this subsection (b) on or after January 1, 2009, such election shall become effective immediately;

(B) If the Administrative Participant has previously made a valid election under the provisions of this Plan as in effect prior to 2007 or in accordance with Section 4.6 or 4.7, and such Participant makes a new election on or after January 1, 2009, such election shall become effective immediately;

(C) Notwithstanding any provision in this Section 4.9 to the contrary, in no event may a Participant make an election under this subsection (b) following the date on which she or he experiences a Termination of Employment;

(2) Commencement of Distribution in Accordance with Election. If an Administrative Participant has made a valid election in accordance with this subsection (b) or has made a valid election prior to January 1, 2007, in accordance with the terms of the Plan which were then in effect, or in accordance with Section 4.6 or 4.7, except as otherwise provided in Section 4.4(b), distribution of such Participant’s vested account balance shall be made as soon as administratively practicable following the expiration of the Deferral Period specified in the Deferral Period Election, payable in the Mode of Payment specified in the Mode of Payment Election.

4.10. Commissioned Participant’s Election of Time and Form of Benefit Distribution after 2008.

(a) Distribution of Vested Account Balance in Absence of Election. Unless a Commissioned Participant makes an election on or after January 1, 2009, in accordance with subsection (b) or in accordance with Section 4.8, a Commissioned Participant will be deemed to have elected to receive his or her vested account balance in the Default Mode of Payment, payable as of the Default Commencement Date, regardless of whether or not she or had previously experienced a Termination of Employment. If a Commissioned Participant to whom this subsection (a) applies remains actively employed and Company contributions continue to be made to his or her account under this Plan in accordance with Section 4.1, then every five years after such Participant’s initial distribution, such additional contributions which are made during the Plan Year in which distributions commence and which are thereafter credited to the Participant’s account prior to his or her Termination of Employment shall be distributed in a single sum.

(b) Rules Governing Election of Time and Form of Benefit Distribution.

(1) Limitations on Timing of Elections. Notwithstanding any provision of this Plan to the contrary, all elections under this subsection (b) shall be made no later than the later of: (i) the September 30 of the Plan Year immediately preceding the Plan Year in which occurs the Default Commencement Date (if such Participant has not made a prior election under this subsection (b) or in accordance with Section 4.8) or (ii) the September 30 of the Plan Year immediately preceding the Plan Year in which payment under such prior election was scheduled to commence. Any election under this subsection (b) shall become effective immediately.

(2) Commencement of Distribution in Accordance with Participant Election. If a Commissioned Participant has made a valid election in accordance with this subsection (b), distribution of such Participant’s vested account balance shall be made as soon as administratively practicable following the expiration of the Deferral Period specified in the Deferral Period Election, payable in the Mode of Payment specified in the Mode of Payment Election. If a Commissioned Participant commences distribution of his or her vested account balance while she or he remains actively employed and Company contributions continue to be made to his or her account under this Plan in accordance with Section 4.1, then every five years after such Participant’s initial distribution, such additional contributions which are made during the Plan Year in which distributions commence and which are thereafter credited to the Participant’s account prior to his or her Termination of Employment shall be distributed as follows:

(A) to the extent that such Participant is receiving a single sum, such additional amounts will be paid in a single sum; and

(B) to the extent that such Participant is receiving installment payments, such additional amounts will be equally divided among and added to the number of remaining unpaid installments as of such date. If all installments have been paid, such additional amounts will be distributed to the Participant in a single sum.

4.11. In-Service Withdrawals and Loans Prohibited. Notwithstanding any provision in this Plan to the contrary, except to the extent provided in Section 4.8 or 4.10, no benefits under this Plan will be eligible for distribution as an in-service withdrawal by a Participant or as a loan to any Participant.

4.12. Distributions after Participant’s Death. In the event of the Participant’s death, regardless of whether benefits had commenced prior to the date of the Participant’s death and regardless of any previous election, then a single sum shall be paid to the Participant’s Beneficiary (determined in accordance with Section 4.13) as soon as administratively practicable following the date on which the Plan Administrator is duly notified of the Participant’s death.

4.13. Beneficiary. Except as provided below, the Participant’s Beneficiary shall be the beneficiary designated by the Participant under the Savings and Investment Plan. However, if the Participant filed a beneficiary designation under this Plan, such designation shall supersede the Participant’s beneficiary designation under the Savings and Investment Plan and upon the Participant’s death, benefits shall be payable to the primary Beneficiary(ies) designated under this Plan. If there is more than one beneficiary under the Savings and Investment Plan or more than one primary Beneficiary under this Plan and the beneficiary designation does not specify the percentage of the Participant’s benefit to be paid to each such Beneficiary, each Beneficiary shall share equally in the benefits under the Plan. If one or more Beneficiaries predecease the Participant, the surviving Beneficiary(ies) shall share equally in the deceased Beneficiary’s portion of the Plan benefits. If all primary Beneficiaries predecease the Participant, benefits shall be payable to the contingent Beneficiary(ies) upon the Participant’s death. If there is more than one contingent Beneficiary(ies), and the contingent Beneficiary designation does not specify the percentage of the Participant’s benefit to be paid to each such Beneficiary, each contingent Beneficiary shall share equally in the benefits under the Plan. If one or more contingent Beneficiaries predecease the Participant, the surviving contingent Beneficiary(ies) shall share equally in the deceased contingent Beneficiary’s portion of the Plan benefits. If all contingent Beneficiaries predecease the Participant, or if there is no beneficiary designation in effect on the date of the Participant’s death, benefits will be payable to the Participant’s surviving spouse or, in the absence of such spouse, to the Participant’s estate.

4.14. No Duplication of Benefits. Notwithstanding any provision in this Plan to the contrary, no similar benefit that is paid under this Plan shall be paid under any other deferred compensation plan(s) created by the Company or any of its affiliates.

Article 5 — Unfunded Plan

The Plan is completely unfunded, and payment of benefits is supported only by the general assets of each Company. This Plan is entirely separate from the Savings and Investment Plan and participation in this Plan gives a Participant no right to any funds or assets of the Savings and Investment Plan. The fact that contracts or certificates of the Company may be distributed to recipients of benefits under the Savings and Investment Plan in discharge of the Company’s obligations thereunder shall in no way entitle a Participant in this Plan to receive any such contract or certificate in discharge of the Company’s obligations hereunder.

Article 6 — Nontransferability of Participant’s Interest

Except for any payments to a person other than the Participant, to the extent of an election by such person which is reflected in, or made in accordance with the provisions of a domestic relations order, as defined in Code § 414(p)(1)(B), no Participant shall have any power or right to transfer, assign, mortgage, commute or otherwise encumber any of the benefits payable hereunder, nor shall such benefits be subject to seizure for the payment of any debts or judgments, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.

Article 7 — Effect of Taxes

In making payments under this Plan, the Company shall withhold any Federal, state or local income or other taxes it determines that it is legally obligated to withhold. In the event the payments received by the Participant result in greater tax burdens (whether income, estate or other tax burdens) than they would if such payments had been able to be received under the Savings and Investment Plan, the Company shall have no obligation to reimburse the Participant for such greater tax burdens.

Article 8 — Administration of the Plan

8.1. Plan Administrator’s Interpretation Binding

The Plan Administrator is empowered to take all actions it deems appropriate in administering this Plan. In the event of a difference of opinion between a Participant or Beneficiary(ies) and the Plan Administrator with respect to the meaning or application of the provisions of the Plan, the Plan Administrator’s final interpretation shall be set forth in writing to the Participant and shall be binding and conclusive. However, once a Change of Control (as defined in Article 11) has occurred, this Article 8 shall no longer apply to differences of opinion between the Plan Administrator and a Participant regarding the application of Article 11 of this Plan to a Participant or with regard to any rights or benefits protected under Article 11 of this Plan or otherwise accrued prior to the Change of Control including the vesting thereof.

8.2. Claims and Review Procedure; Limitations of Time for Submitting Claims and Suits Challenging Denial of Claims.

(a) Claims and Review Procedure. Claims for benefits and appeals of denied claims under the Plan shall be administered in accordance with Section 503 of ERISA, the regulations thereunder (and any other law that amends, supplements or supersedes said Section of ERISA), and the procedures adopted by the Plan Administrator, or its delegate, as appropriate. The claims procedures referenced above are incorporated herein by reference. The Plan shall provide adequate notice to any claimant whose claim for benefits under the Plan has been denied, setting forth the reasons for such denial, and afford a reasonable opportunity to such claimant for a full and fair review by the Plan Administrator of the decision denying the claim. Benefits will be paid under the Plan only if the Plan Administrator, or its delegate, determines in its discretion that the applicant is entitled to them.

(b) Limitations of Time for Submitting Claims and Suits Challenging Denial of Claims. No suit to recover benefits under this Plan shall be brought more than six months following the expiration of the claims and review procedures described in subsection (a).

Article 9 — Governing Law

To the extent not inconsistent with Federal law, the validity of the Plan and its provisions shall be construed and governed in accordance with the laws of the State of New York.

Article 10 — Amendment and Termination of Plan

10.1 Amendment of the Plan. Except to the extent required by law, the Plan Administrator may amend this Plan at any time without the consent of any Participant or of any other person. However, any such amendment will not affect adversely the benefit entitlements of:

(a) Any Participant receiving benefits under the Plan at or prior to the time of such amendment, or

(b) Any employee who is a Participant in the Savings and Investment Plan to the extent of the account balance under this Plan prior to the time of such amendment. However, amendments may be made to all other aspects of this Plan including, but not limited to:

(i)	Amendments impacting the timing under which the Participant’s entire account balance is paid, or,

(ii)	Amendments impacting the optional forms of distribution available for payment of the Participant’s entire account.

Notwithstanding the above, any amendment or group of amendments made effective on the same date, which would increase or decrease the annual cost of Plan benefits for active Plan Participants and former Plan Participants by ten million dollars or more in the aggregate, as determined in good faith by the Plan Administrator, shall take effect only after the action is authorized or ratified by the Board of Directors of Metropolitan Life Insurance Company.

10.2 Termination of the Plan. The Plan Administrator may elect to terminate this Plan subject to the following requirements:

(a) The termination of the Plan does not occur proximate to a downturn in the financial health of the Company;

(b) The Company terminates and liquidates all methods, programs and other arrangements maintained by the Company or any Affiliate providing for deferrals of compensation other than at the election of the service provider, within the meaning of Reg. § 1.409A-1(c)(2)(B);

(c) No payments in liquidation of the Plan are made within 12 months of the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan other than payments that would be payable under the terms of the Plan if the action to terminate and liquidate the Plan had not occurred;

(d) All payments are made within 24 months of the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan; and

(e) The Company does not adopt a new plan providing for deferrals of compensation other than at the election of the service provider, within the meaning of Reg. § 1.409A-1(c)(2)(B) if the Participant participated in both plans, at any time within three years following the date that the Company takes all necessary action to irrevocably terminate and liquidate this Plan. However, such termination will not adversely affect the benefit entitlements of:

(1) Any Participant receiving benefits under the Plan at or prior to the time of such termination; or

(2) Any employee who is a Participant in the Savings and Investment Plan to the extent of the account balance under this Plan prior to the time of such termination.

10.3 Effect of Change of Control. Notwithstanding the provisions of Section 10.1 above, or any other provision of this Plan, on or after a Change of Control (as defined in Article 11),

(a) Amendments can no longer be made to or have any impact upon Article 8, Section 10.3 of Article 10 or Article 11 of this Plan; and

(b) Participants who:

(i) Accrued rights or benefits under this Plan prior to a Change of Control (as defined in Article 11), and,

(ii) Whose rights or benefits are not vested at the time of the Change of Control cannot have the vesting schedule under Section 4.2, applicable on the day prior to the Change of Control, amended with regard to such rights or benefits, and cannot forfeit, or be deprived of, their right to vest in these accrued benefits due to any amendment or termination of this Plan.

Article 11. Change of Control

11.1. Definitions.

(a) Change of Control. For the purposes of this Plan, a “Change of Control” shall be deemed to have occurred if:

(i) Any Person acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), directly or indirectly, of securities of the Corporation representing 25% or more of the combined Voting Power of the Corporation’s securities;

(ii) Within any 24-month period, the persons who were directors of the Corporation at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors of the Corporation (the “Board”) or the board of directors of any successor to the Corporation; provided, however, that any director elected or nominated for election to the Board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this Section 11.1(a)(ii);

(iii) The stockholders of the Corporation approve a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Corporation which is consummated (a “Corporate Event”), and immediately following the consummation of which the stockholders of the Corporation immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (A) in the case of a merger or consolidation, the surviving or resulting corporation, (B) in the case of a share exchange, the acquiring corporation, or (C) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Corporation immediately prior to such Corporate Event; or

(iv) Any other event occurs which the Board declares to be a Change of Control.

(b) Corporation. For the Purposes of this Article, “Corporation” means MetLife, Inc.

(c) Person. For purposes of the definition of Change of Control, “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as supplemented by Section 13(d)(3) of the Exchange Act, and shall include any group (within the meaning of Rule 13d-5(b) under the Exchange Act); provided, however, that “Person” shall not include (A) the Corporation or any Affiliate, (B) the MetLife Policyholder Trust (or any person(s) who would otherwise be described herein solely by reason of having the power to control the voting of the shares held by that trust), or (C) any employee benefit plan (including an employee stock ownership plan) sponsored by the Corporation, Company or any Affiliate.

(d) Voting Power. For purposes of the definition of Change of Control, “Voting Power” shall mean such number of Voting Securities as shall enable the holders thereof to cast all the votes which could be cast in an annual election of directors of a company, and “Voting Securities” shall mean all securities entitling the holders thereof to vote in an annual election of directors of a company.

(e) Affiliate. For the purposes of this article, an “Affiliate” shall mean any corporation, partnership, limited liability company, trust or other entity which directly, or indirectly through one or more intermediaries, controls, or is controlled by, the Corporation.

(f) Cause. For the purposes of this article, “Cause” means either:

(i) The Participant’s conviction or plea of nolo contendere to a felony, or,

(ii) Any act or acts of dishonesty or gross misconduct on the Participant’s part which results or is intended to result in material damage to the business or reputation of MetLife.

(g) Good Reason. For the purposes of this article, “Good Reason” means any of:

(i) Any reduction by the Corporation or an Affiliate in the Participant’s base salary rate below the rate in effect immediately before the date of the Change of Control;

(ii) Any relocation by the Corporation or an Affiliate of the Participant’s usual base work location to any other office or location more than 50 miles from the Participant’s usual base work location immediately prior to a Change of Control, except for travel reasonably required in the performance of the Participant’s responsibilities;

(iii) If the Participant is a party to an Employment Continuation Agreement with the Corporation or an Affiliate, any circumstance or occurrence constituting “Good Reason” under that Employment Continuation Agreement; or

(iv) The failure of the Corporation or an Affiliate to pay the Employee’s base salary or employee benefits as required by law.

11.2. Vesting and Other Rights on and After a Change of Control Subject to Conditions In the event that:

(a) There is a Change of Control as defined in Section 11.1(a) of this Article, and,

(b) On the date of the Change of Control or on a date before the second anniversary of the Change of Control, a Participant in this Plan:

(i) Is involuntarily terminated from employment by the Corporation or any Affiliate (other than directly in connection with a transfer of employment to or from the Corporation or any Affiliate) without Cause, or

(ii) Voluntarily terminates employment with the Corporation or any Affiliate for Good Reason,

then the Participant’s benefits and rights accrued as of the Change of Control under the Savings and Investment Plan and this Plan will vest immediately under this Plan, notwithstanding any other provision of the Savings and Investment Plan or this Plan, or any amendment or termination of this Plan taking place on or after a Change of Control.

These account balances will be paid under this Plan according to the ordinary distribution rules of this Plan. The ordinary distribution rules of this Plan are described in Article 4 as it existed immediately prior to the Change of Control.

IN WITNESS WHEREOF, the Company has caused this restated Plan to be executed in its name and behalf this 20th day of December, 2007, by its officer thereunto duly authorized.

METROPOLITAN LIFE INSURANCE COMPANY

/s/ Margery Brittain

Witness

/s/ Bonita Haskins